Exhibit 10.1

Execution Copy

INTERNATIONAL BUSINESS ASSOCIATES LTD.

SERIES A REDEEMABLE PREFERRED STOCK

SUBSCRIPTION AGREEMENT

Dated as of September 10, 2004

INTERNATIONAL BUSINESS ASSOCIATES, LTD.

SERIES A REDEEMABLE STOCK SUBSCRIPTION AGREEMENT

This Agreement (the “Agreement”) dated as of September 10, 2004 is entered into by and among International Business Associates Ltd., an exempted limited liability company organized under the laws of the Turks and Caicos Islands, BWI (the “Company”), John Kean, Jr. and Stanley J. Brownell (each individually a “Founder” and collectively, the “Founders”), and International Business Associates Holding Co., Ltd., a British Virgin Islands company (the “Purchaser”). In consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

1. Sale of Shares; Authorization.

1.1 Sale of Shares. Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 2) the Company will sell and issue to the Purchaser, and the Purchaser will purchase, 12,500 shares of the Company’s Series A Redeemable Preferred Stock, US$.01 par value per share (the “Series A Preferred”), for the purchase price of $1,000 per share (the “Purchase Price”) together with a warrant to purchase 24 shares of the Company’s ordinary stock, US$1.00 par value per share (the “Common Stock”). Such warrant is in the form set forth on Exhibit A attached hereto (the “Warrant”). The shares of Series A Preferred sold under this Agreement are referred to as the “Shares.”

1.2 Use of Proceeds. Subject to the provisions of this Agreement, the Company will use the proceeds from the sale of the Shares for project development and other general corporate purposes; provided, however, that no portion of the proceeds from the sale of the Shares may be used to repay outstanding indebtedness existing as of the Closing Date (as defined in Section 2), except as may be permitted under Sections 9.3 or 9.4 of this Agreement. At the time of the purchase of the Shares, the Purchaser shall wire to Connell Foley LLP as counsel for the Company the Purchase Price (less $100,000 to be wired directly to Tom Flohr d/b/a Emerging Markets Group) to hold in Connell Foley LLP’s attorney trust account (without interest) pending direction from the Company’s Board of Directors and opening of the Company’s banking relationships.

1.3 Authorization. The Company has, or before the Closing will have, duly authorized the sale and issuance, pursuant to the terms of this Agreement, of 12,500 shares of Series A Preferred, having the rights, privileges, preferences and restrictions set forth in Schedule 1 to the Articles of Association attached hereto as Exhibit B (the “Schedule of Preferred Terms”). The Company has, or before the Closing will have, adopted the Schedule of Preferred Terms.

2. The Closing. Subject to the terms and conditions of this Agreement, the closing (the “Closing”) of the sale and purchase of the Shares and the Warrant under this Agreement shall take place at such location in the Turks and Caicos Islands, BWI, as the Company and the Purchaser may agree, at 9:00 a.m. on September [_], 2004, or at such other date (the “Closing Date”), time and place as are mutually agreeable to the Company and the Purchaser. At the

Closing, the Company shall issue and deliver to the Purchaser a certificate for the number of Shares being purchased at the Closing by the Purchaser, registered in the name of the Purchaser, against payment to the Company of the Purchase Price, together with a Warrant to Purchase 24 shares of Common Stock. The Purchase Price shall be paid by wire transfer (to such account in the Turks and Caicos Islands, BWI, or such other account of the Company, as the Company shall direct) or other method acceptable to the Company. If at the Closing any of the conditions specified in Section 6 shall not have been fulfilled, Purchaser shall, at its election, be relieved of all of its obligations under this Agreement without thereby waiving any other rights it may have by reason of such failure or such non-fulfillment. The parties may execute and deliver documents with facsimile signatures or images of signed documents.

3. Representations of the Company and the Founders. Except as disclosed by the Company in Exhibit C hereto, the Founders, to their Knowledge, and the Company hereby represent and warrant to the Purchaser that the statements contained in this Section 3 are complete and accurate as of the date of this Agreement. Exhibit C shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Section 3, and the disclosures in any section or subsection of Exhibit C shall qualify only the corresponding section or subsection of this Section 3, unless otherwise specified. For purposes of this Agreement, an individual will be deemed to have “Knowledge” of a particular fact or other matter if such individual is actually aware of such fact or other matter. A Person other than an individual will be deemed to have “Knowledge” of a particular fact or other matter if (i) any individual who is serving, or who has at any time served, as a director, manager, officer, partner, member, executor, trustee, or similar position of such person or a subsidiary of such Person (or in each case any similar capacity); or (ii) any employee who is charged with responsibility for a particular area of the operations of such person (i.e. an employee in the environmental section with respect to knowledge of environmental matters), has, or at any time had, Knowledge of such fact or other matter.

3.1 Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Turks and Caicos Islands, BWI, and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Agreement and all other agreements required to be executed by the Company at or prior to the Closing pursuant to Section 5.4 (the “Ancillary Agreements”) and to carry out the transactions contemplated by this Agreement and the Ancillary Agreements. The Company is not duly qualified to do business as a foreign corporation in any jurisdiction. The Company is a start-up company formed in May 2004. The Company has not yet commenced operations. The Company has furnished to the Purchaser complete and accurate copies of its Memorandum of Association and Articles of Association, each as amended to date and presently in effect. The Company has at all times complied with all provisions of its Memorandum of Association and Articles of Association and By-laws and is not in default under, or in violation of, any such provision.

3.2 Subsidiaries, Etc. The Company has no subsidiaries and does not own or control, directly or indirectly, any shares of capital stock of any other corporation or any interest in any partnership, limited liability company, joint venture or other non-corporate business enterprise.

3.3 Capitalization.

(a) The authorized capital of the Company (immediately prior to the Closing) is US$5,000.00 divided into 4000 ordinary shares of par value US$1.00 each and 100,000 shares of par value US$0.01 each. Of the 4,000 ordinary shares, US$1.00 par value per share, 26 shares are issued and outstanding. No shares are held in the treasury of the Company. None of the 100,000 shares of par value US$0.01 each is outstanding immediately prior to the Closing. At the Closing, the Company’s Board of Directors has adopted the terms and conditions set forth on Exhibit B and designated 12,500 shares of par value $0.01 per share for issuance as Series A Preferred. The Founders have fully paid all amounts due in respect of their subscriptions for, or purchases of, the shares of Common Stock owned by them.

(b) Each of the Founders holds 13 shares of the ordinary shares of par value US$1.00 each. There are no other shares of the Company’s capital stock outstanding. No person holds any financial instrument or shares of capital stock that may be converted into any other shares of the Company’s capital stock. All outstanding shares of Common Stock constitute restricted stock. None of the outstanding shares of Common Stock is subject to a repurchase or redemption right. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable.

(c) As of the date of this Agreement, (i) the Company is not a party to any stock option plan or other stock or equity-related plan (the “Company Stock Plans”); (ii) no person holds any outstanding option to purchase shares of Common Stock (“Company Stock Options”); and (iii) no person (other than the Purchaser) holds any warrant or other right to purchase or acquire shares of capital stock of the Company (“Company Warrants”).

(d) Except as set forth in this Section 3.3 or Exhibit C, other than as contemplated by the Ancillary Agreements, (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding, (ii) neither the Founders nor the Company has any obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right, or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company, (iii) neither the Founders nor the Company has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or to make any other distribution in respect thereof, and (iv) there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. The Company has discussed the possibility of certain phantom stock rights with certain potential employees, and creation and grant of any such rights remains subject to approval of the Company’s Board of Directors.

(e) Except for the Ancillary Agreements, there is no agreement, written or oral, between the Company and any holders of its securities, or, to the best of the Company’s knowledge, among any holder of its securities, relating to the sale or transfer (including without limitation agreements relating to rights of first refusal, co-sale rights or “drag-along” rights), registration under the Securities Act of 1933, as amended (the “Securities Act”), or voting, of the capital stock of the Company.

3.4 Issuance of Shares; Warrants. The issuance, sale and delivery of the Shares in accordance with this Agreement, and the issuance and delivery of the shares of Common Stock issuable upon exercise of the Warrants have been, or will be on or prior to the Closing, duly authorized by all necessary corporate action on the part of the Company, and all such shares have been duly reserved for issuance. The Shares when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, and the shares of Common Stock issuable upon exercise of the Warrants when issued upon such exercise against payment therefor, will be duly and validly issued, fully paid and nonassessable.

3.5 Authority for Agreement; No Conflict. The execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action. This Agreement has been, and the Ancillary Agreements when executed at the Closing will be, duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable in accordance with their respective terms. The execution and delivery of this Agreement and the Ancillary Agreements, the consummation of the transactions contemplated hereby and thereby and the compliance with their respective provisions by the Company and the Founders, as applicable, will not (a) conflict with or violate any provision of the Memorandum of Association or Articles of Association of the Company, (b) require on the part of the Company or the Founders any filing with, or any permit, order, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (each of the foregoing is hereafter referred to as a “Governmental Entity”), other than the Schedule of Preferred Terms, registration of the sale of the Shares and registration of the individuals to be nominated by the Purchaser as members of the Company’s Board of Directors, (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest (as defined below) or other arrangement to which the Company or any of the Founders is a party or by which the Company or any of the Founders is bound or to which its assets are subject, (d) result in the imposition of any Security Interest upon any assets of the Company (except as the Company uses the proceeds of the sale of the Shares as contemplated by this Agreement) or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of the Founders or any of its or their properties or assets. For purposes of this Agreement, “Security Interest” means any mortgage, pledge, security interest, encumbrance, charge, or other lien (whether arising by contract or by operation of law).

3.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Entity is required on the part of the Company or the Founders in connection with the offer, issuance, sale and delivery of the Shares and the Warrant, the issuance and delivery of the shares of Common Stock issuable upon exercise of the Warrant or the other transactions to be consummated at the Closing, as contemplated by this Agreement and the Ancillary Agreements, except such filings as shall have been made prior to and shall be effective on and as of the Closing and such filings required to be made after the Closing under applicable federal and state securities laws, and applicable corporate and securities laws in Turks and Caicos Islands, BWI, all of which filings are specified in Exhibit C. The Company advises the Purchaser that the Purchaser or its nominees may be required to provide information in connection with the Company’s filings with Governmental Entities in Turks and Caicos Islands, BWI. Based on the representations made by the Purchaser in Section 4 of this Agreement, the offer and sale of the Shares to the Purchaser will be in compliance with applicable federal and state securities laws and applicable securities laws in the Turks and Caicos Islands, BWI.

3.7 Litigation. There is no action, suit or proceeding, or governmental inquiry or investigation, pending, or, to the Company’s Knowledge, any basis therefor or threat thereof, against the Company or any of the Founders, which questions the validity of this Agreement, the Ancillary Agreements or the right of the Company or any of the Founders to enter into any such agreements, or which might result, either individually or in the aggregate, in a material adverse effect on the business, prospects, assets or condition (financial or otherwise) of the Company (a “Company Material Adverse Effect”). Except as disclosed on Exhibit C, there is no litigation that would have a Company Material Adverse Effect pending, or, to the best of the Company’s knowledge, any basis therefor or threat thereof, against the Company, any of the Founders, or any of its employees by reason of the past employment relationships of any of the Founders or employees, the proposed activities of the Company, or negotiations by the Company with possible investors in the Company. The Company is not subject to any outstanding judgment, order or decree.

3.8 No Material Liabilities or Obligations. The Company is a start-up company and as such has no material financial obligations or liabilities. The Company has not yet commenced operations and accordingly has not prepared any financial statements other than its balance sheet, dated as of August 31, 2004 attached as Exhibit D hereto. Such balance sheet is true and correct in all material respects.

3.9 Taxes. The Company is a start-up company formed in May 2004 and has not filed any tax return with any jurisdiction, other than in connection with its formation. The Company has not paid any wages or salaries and has not had any employees; the Company has not remitted to any Governmental Entity any amount in respect of any payments that the Company has made to any consultant. Neither the Company nor any of its stockholders has ever filed (a) an election pursuant to Section 1362 of the United States Internal Revenue Code of 1986, as amended (the “Code”), that the Company be taxed as an S Corporation or (b) consent pursuant to Section 341(f) of the Code relating to collapsible corporations.

3.10 Property and Assets. The Company is not a party to any lease, and all of the Company’s assets are intangible. None of the Company’s material properties or assets is subject to any Security Interest.

3.11 Intellectual Property.

(a) The Company and the Founders do not claim any ownership interest in any Intellectual Property (as defined below in this Section 3.13). The Company does not claim any right to use any Intellectual Property of any other person. For purposes of this Agreement, “Intellectual Property” means all (i) patents and patent applications, (ii) copyrights and registrations thereof, (iii) computer software, data and documentation, (iv) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (v) trademarks, service marks, trade names, domain names and application and registrations therefore and (vi) other proprietary rights relating to any of the foregoing.

(b) None of the activities or business conducted by the Company or to the Company’s Knowledge proposed to be conducted by the Company infringes, violates or constitutes a misappropriation of (or in the past infringed, violated or constituted a misappropriation of) any Intellectual Property of any other person or entity. The Company has not received any complaint, claim or notice alleging any such infringement, violation or misappropriation, and to the knowledge of the Company, there is no basis for any such complaint, claim or notice.

(c) The Company does not claim any ownership or user interest in any (i) patent, (ii) pending patent application, (iii) any copyright or trademark registration or application or (iv) license or other agreement pursuant to which the Company has granted any rights to any third party with respect to any Intellectual Property.

(d) The Company is not a party to any agreement with a third party pursuant to which the Company obtains rights to Intellectual Property material to the business of the Company (other than software that is generally commercially available) that is owned by a party other than the Company. The Company is not obligated to pay any royalties or other compensation to any third party in respect of its ownership, use or license of any of its Intellectual Property.

(e) There have been no acts or omissions (other than those made based on reasonable, good faith business decisions) by the officers, directors, shareholders and employees of the Company the result of which would be to materially compromise the rights of the Company to apply for or enforce appropriate legal protection of the Company’s Intellectual Property.

(f) The Company has not executed any agreement expressly assigning to the Company any interest in any Intellectual Property.

3.12 Insurance. The Company has not purchased any insurance in respect of its workers or consultants or with respect to its properties and business of the kinds.

3.13 Material Contracts and Obligations. Exhibit C sets forth a list of all material agreements or commitments of any nature (whether written or oral) to which the Company is a party or by which it is bound, including without limitation (a) any agreement which requires future expenditures by the Company in excess of $10,000 or which might result in payments to the Company in excess of $10,000, (b) any employment and consulting agreements, employee benefit, bonus, pension, profit-sharing, stock option, stock purchase and similar plans and arrangements, (c) any distributor, sales representative or similar agreement, (d) any agreement with any current or former stockholder, officer or director of the Company, or any “affiliate” or “associate” of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act), including without limitation any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity, (e) any agreement under which the Company is restricted from carrying on any business anywhere in the world, (f) any agreement relating to indebtedness for borrowed money, (g) any agreement for the disposition of a material portion of the Company’s assets (other than for the sale of inventory in the ordinary course of business), and (h) any agreement for the acquisition of the business or securities or other ownership interests of another party. The Company has delivered to the Purchaser copies of the foregoing agreements (or an accurate summary of any oral agreement). All of such agreements and contracts are valid, binding and in full force and effect. Neither the Company, nor, to the best of the Company’s knowledge, any other party thereto, is in default of any of its obligations under any of the agreements or contracts listed on Exhibit C.

3.14 Compliance. The Company has, in all material respects, complied with all laws, regulations and orders applicable to its present business and has all material permits and licenses required thereby. Additional compliance will be required in connection with the business that the Company proposes to conduct. For example, the Company proposes to obtain a Hungarian natural gas resale license. The Company cannot predict or now ascertain all the elements of such additional compliance. Trading of energy contracts is a highly regulated and uncertain business; there can be no assurance that the kinds of transactions that the Company proposes to enter into will not be subject to substantial regulation by various Governmental Entities. Energy prices are uncertain and fluctuate. There can be no assurance that any transaction or pattern of transactions that the Company may become a party to will result in a satisfactory return to the Company. None of the Founders nor any other employee of the Company is in violation of any term of any contract or covenant (either with the Company or with another entity) relating to employment, patents, assignment of inventions, proprietary information disclosure, non-competition or non-solicitation.

3.15 Employees.

(a) The Company does not on the date hereof have any employees and has not had any employee in the past. The Company has not entered into any non-disclosure and assignment of inventions agreement with any individual. The Company has not entered into any non-competition and non-solicitation agreement with any individual.

(b) All non-competition or non-solicitation covenants within agreements between any Founder or officer of the Company and a previous employer of such person have expired. No person who is proposed as an employee of the Company is obligated under any contract or subject to any judgment, decree or administrative order that would conflict or interfere with (i) the performance of the employee’s duties as an employee, director or officer of the Company, or (ii) the Company’s business as conducted or proposed to be conducted.

3.16 ERISA. The Company does not have or otherwise contribute to or participate in any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended.

3.17 Books and Records. The minute books of the Company contain complete and accurate records of all meetings and other corporate actions of its stockholders and its Board of Directors and committees thereof. The stock ledger of the Company is complete and accurate and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of the Company.

3.18 Permits. Exhibit C sets forth a list of all material permits, licenses, registrations, certificates, orders or approvals from any Governmental Entity (“Permits”) issued to or held by the Company. Such listed Permits are the only Permits that are required for the Company to conduct its business as presently conducted, except for those the absence of which would not have a Company Material Adverse Effect. Each such Permit is in full force and effect and, to the best of the Company’s knowledge, no suspension or cancellation of such Permit is threatened, and there is no basis for believing that such Permit will not be renewable upon expiration. To conduct the business that the Company proposes to conduct, the Company will be required to seek additional Permits. There can be no assurance that the Company will be able to obtain such Permits at any time. The Company is not now able to predict or ascertain the requirements of such Permits or the Governmental Entities that would issue such Permits.

3.19 U.S. Real Property Holding Corporation. The Company is not now and has never been a “United States Real Property Holding Corporation” as defined in Section 897(c)(2) of the Code and Section 1.897-2(b) of the Regulations promulgated by the Internal Revenue Service.

3.20 Disclosures. Neither this Agreement nor any Exhibit hereto, nor any Ancillary Agreement nor any report, certificate or instrument furnished to the Purchaser or its counsel in connection with the transactions contemplated by this Agreement, including without limitation the business plan of the Company provided to Purchaser in connection with the transaction contemplated hereby (the “Plan”), when read together, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. Each project and projection furnished in the Plan was prepared in good faith based on reasonable assumptions and represents the Company’s best estimate of future results based on information available as of the date of the Plan.

4. Representations of the Purchaser. The Purchaser represents and warrants to the Company as follows:

4.1 Investment. The Purchaser is acquiring the Shares, and the Warrants for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and, except as contemplated by this Agreement and the Exhibits hereto, the Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

4.2 Authority. The Purchaser has full power and authority to enter into and to perform this Agreement and the Ancillary Agreements in accordance with their terms.

4.3 Experience. The Purchaser has carefully reviewed the representations concerning the Company contained in this Agreement, has read the Plan and has made detailed inquiry concerning the Company, its business and its personnel; the officers of the Company have made available to Purchaser any and all written information which it has requested and have answered to Purchaser’s satisfaction all inquiries made by Purchaser; and Purchaser has sufficient knowledge and experience in finance and business that it is capable of evaluating the risks and merits of its investment in the Company and Purchaser is able financially to bear the risks thereof for an indefinite period.

4.4 Ownership. The Purchaser is a wholly owned, indirect subsidiary of Harken Energy Corporation, a corporation whose shares are publicly traded in the United States of America. No person identified on the list of Specially Designated Persons and Blocked Nationals published by the Office of Foreign Assets Control of the Department of the Treasury of the United States of America (as published at http://www.ustreas.gov/offices/enforcement/ofac/sdn/t11sdn.pdf ) holds any interest or position of authority in the Purchaser.

5. Conditions to the Obligations of the Purchaser. The obligation of the Purchaser to purchase Shares at the Closing is subject to the fulfillment, or the waiver by Purchaser, of each of the following conditions on or before the Closing:

5.1 Accuracy of Representations and Warranties. Each representation and warranty contained in Sections 3 shall be true on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of that date.

5.2 Performance. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by the Company prior to or at the Closing.

5.3 Opinion of Counsel. Purchaser shall have received an opinion from Misick & Stanbrook, counsel for the Company, dated the Closing Date, addressed to the Purchaser, and satisfactory in form and substance to Purchaser, to the effect set forth on Exhibit E hereto.

5.4 Ancillary Agreements.

(a) Stockholders’ Agreement. The Purchaser, the Founders, and the Company shall have entered into the Stockholders’ Agreement in the form attached hereto as Exhibit F (the “Stockholders’ Agreement”). All such action shall have been taken as may be necessary to elect a Board of Directors of the Company, effective upon the Closing, in accordance with the Stockholders’ Agreement.

(b) Non-Competition and Non-Solicitation Agreements. The Company and each Founder shall have entered into an Employment Agreement that contains, among other features covenants regarding non-competition and non-solicitation, in form and substance reasonably acceptable to the Company, the Founders and the Purchaser.

5.5 Certificates and Documents. The Company shall have delivered to the Purchaser:

(a) The Articles of Association of the Company, as amended and in effect as of the Closing Date (including Schedule 1), certified by the Registrar of Companies of Turks and Caicos Islands, BWI;

(b) Certificates, as of the most recent practicable dates, as to the corporate good standing of the Company issued by the Registrar of Companies of Turks and Caicos Islands, BWI;

(c) A certificate of the Secretary or Assistant Secretary of the Company, dated as of the Closing Date, certifying as to:

(i) the Articles of Association and Memorandum of Association of the Company;

(ii) the signatures and titles of the officers of the Company executing this Agreement or any of the Ancillary Agreements; and

(iii) resolutions of the Board of Directors of the Company, authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby.

5.6 Compliance Certificates. The Company shall have delivered to the Purchaser a certificate, executed by the President of the Company, dated the Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1 and 5.2 of this Agreement.

5.7 Other Matters. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchaser and its counsel, and the Purchaser and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

6. Condition to the Obligations of the Company. The obligation of the Company to sell Shares and the Warrants to the Purchaser under this Agreement is subject to fulfillment, or the waiver by the Company, of the following condition on or before the Closing:

6.1 Accuracy of Representations and Warranties. The representations and warranties of the Purchaser contained in Section 4 shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of that date. The Purchaser shall have delivered to the Company a certificate, executed by the Purchaser’s President (or another senior officer of the Purchaser familiar with the transaction), dated the Closing Date, certifying to the fulfillment of the conditions specified in Section 6 of this Agreement.

7. Transfer of Shares.

7.1 Restricted Shares. “Restricted Shares” means (i) the Shares, (ii) the shares of Common Stock issued or issuable upon exercise of the Warrants, (iii) any shares of capital stock of the Company acquired by the Purchaser pursuant to the Warrants, and (iv) any other shares of capital stock of the Company issued in respect of such shares (as a result of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); provided, however, that shares of Common Stock which are Restricted Shares shall cease to be Restricted Shares (x) upon any sale pursuant to a registration statement under the Securities Act, Section 4(1) of the Securities Act or Rule 144 under the Securities Act or (y) at such time as they become eligible for sale under Rule 144(k) under the Securities Act.

7.2 Requirements for Transfer.

(a) Other than in accordance with the terms and conditions of the Ancillary Agreements, the Purchaser shall not transfer, convey or assign any of the Restricted Shares prior to the Transfer Permitted Date, as such term is used in the Ancillary Agreements, other than to an Affiliate, as such term is used in the Ancillary Agreements. In addition, Restricted Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act, or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

(b) Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (i) a transfer of Restricted Shares by Purchaser to an Affiliate (as such term is defined in the Ancillary Agreements) of Purchaser, or a transfer made in accordance with Rule 144 under the Securities Act.

7.3 Legend. Each certificate representing Restricted Shares shall bear a legend substantially in the following form:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required.”

The foregoing legend shall be removed from the certificates representing any Restricted Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act or are otherwise the subject of an effective registration statement under the Securities Act.

8. Certain Covenants.

8.1 Further Assurances; Compliance with Applicable Law. From and after the Closing, and for so long as any shares of capital stock of the Company are held by Purchaser or an affiliate of Purchaser, the Company shall execute all documents and do all such further deeds, acts, things and assurances that may be reasonably requested by the Purchaser to the extent necessary or helpful for Purchaser or an affiliate of Purchaser to comply with Applicable Laws and which are directly attributable to Purchaser’s or such affiliates’ ownership of shares of capital stock of the Company. All third party costs attributable to the Company fulfilling its obligations under this Section 8.1 shall be allocated between the Company and the Purchaser as determined in good faith by the Company’s Board of Directors acting unanimously.

8.2 Use of Proceeds; Reports. The Company agrees that $3,300,000 of the Purchase Price shall be used by the Company for working capital and general and administrative requirements, consistent with this Agreement and the Management Guidelines set forth in the Stockholders’ Agreement, and that the balance shall be deposited with NYMEX or placed in one or more deposit accounts as security for letters of credit that the Parties contemplate will be issued by one or more third-party lenders. The Company shall not disburse any of such balance prior to the meeting of the Company’s Board of Directors next following the date of this Agreement, without the prior written consent of the Purchaser or its authorized representative. The Company shall hold the proceeds of the sale of the Shares received by the Company in interest-bearing or non-interest-bearing accounts for a reasonable time, to allow the Company to establish such banking relationships involving such deposit accounts and letter-of-credit arrangements as the Company’s Board of Directors shall approve from time to time. From and after the Closing, and for so long as Purchaser or an affiliate of Purchaser holds any of the Shares, without the Company’s Board of Directors’ unanimous approval, the Company shall not attempt to withdraw from said account, pledge, lien or in any way hypothecate the balance of the Purchase Price other than in connection with the redemption of the Shares. The Company further agrees that it shall provide the Purchaser or its authorized representative with monthly statements of account reasonably sufficient to enable Purchaser to oversee the use of proceeds and the status of all accounts on deposit.

8.3 Further Action Regarding Intellectual Property. If at any time after the Closing Date, the Purchaser, an affiliate of Purchaser, or the Company identifies any Intellectual Property owned or controlled by a Founder as of the Closing Date that was necessary or useful for the Company and its subsidiaries in connection with the proposed business of the Company and was not previously transferred by such Founder to the Company or its subsidiaries, then such Founder shall, and hereby does, transfer all right title and interest in and to such Intellectual Property to the Company for no additional consideration.

9. Miscellaneous.

9.1 Successors and Assigns. This Agreement, and the rights and obligations of the Purchaser hereunder, may be assigned by Purchaser to any to any affiliate, partner, member, stockholder or subsidiary of the Purchaser, and, in each case, such transferee shall be deemed a “Purchaser” for purposes of this Agreement; provided that such assignment of rights shall be contingent upon the transferee providing a written instrument to the Company notifying the Company of such transfer and assignment and agreeing in writing to be bound by the terms of this Agreement and the Ancillary Agreements to which the Purchaser is a party. Neither the Company nor the Founders may assign their rights under this Agreement, except as may be permitted under the Ancillary Agreements.

9.2 Survival of Representations and Warranties. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby.

9.3 Expenses. The Company shall pay, at the Closing, the reasonable fees (up to a maximum of $25,000) and disbursements of McGuireWoods LLP, counsel to the Purchaser, in connection with the preparation of this Agreement and the other agreements contemplated hereby and the closing of the transactions contemplated hereby, as well as the reasonable fees and expenses of legal counsel, independent public accountants and other outside experts reasonably retained by the Purchaser in connection with the amendment or enforcement of this Agreement. The Company shall pay, at the Closing, the reasonable fees and disbursements of Connell Foley, special counsel to the Company, and Misick & Stanbrook, special Turks and Caicos Islands counsel, in connection with the preparation of this Agreement and the other agreements contemplated hereby and the closing of the transactions contemplated hereby, as well as the reasonable fees and expenses of tax advisors, other legal counsel, independent public accountants and other outside experts reasonably retained by the Company in connection with the amendment or enforcement of this Agreement (in the aggregate up to a maximum of $25,000).

9.4 Brokers. Other than with respect to Tom Flohr d/b/a Emerging Markets Group whose commission is to be paid for by the Company as described by the letter agreement identified on Exhibit C (a copy of which letter agreement has previously been delivered to the Purchaser), the Company, each Founder and the Purchaser (i) represents and warrants to the other parties hereto that he or it has not retained a finder or broker that is entitled to a commission in connection with the transactions contemplated by this Agreement, and (ii) will indemnify and save the other parties harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders’ fees or commissions, or consulting fees in connection with the transactions contemplated by this Agreement asserted by any person on the basis of any statement or representation alleged to have been made by such indemnifying party.

9.5 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

9.6 Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, the Company, the Founders and the Purchaser shall be entitled to specific performance of the agreements and obligations of the other Parties hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

9.7 Governing Law. The Company’s issuance and sale of the Shares shall be governed by the internal laws of the Turks and Caicos Islands, BWI, applicable to issuance and sales of capital stock in the Turks and Caicos Islands, BWI, by a corporation formed and existing under its laws. Otherwise, this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York (without reference to the conflicts of law provisions thereof).

9.8 Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (i) three business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

If to the Company, at c/o Caribbean Management Services, Ltd., P.O.Box 127, Richmond House, Leeward Highway, Providenciales, Turks and Caicos Islands, BWI, Attention: Clayton Greene, Esq., with a copy to 40 Mountain Top Road, Bernardsville, N.J. 07924, U.S.A., Attention: President, or at such other address as may have been furnished in writing by the Company to the other parties hereto, with a copy to Connell Foley LLP, 85 Livingston Avenue, Roseland, NJ 07086 Attention: John P. Lacey, Esq.; or

If to Purchaser, at its address set forth on the signature page hereto or at such other address as may have been furnished in writing by the Purchaser to the other parties hereto, with a copy to McGuireWoods LLP, Attention: William A. Newman, Esq.; or

If to a Founder, at the address set forth below such Founder’s signature to this Agreement, or at such other address as may have been furnished in writing by such Founder to the other parties hereto, with a copy to Connell Foley LLP, 85 Livingston Avenue, Roseland, NJ 07086 Attention: John P. Lacey, Esq.

Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

9.9 Complete Agreement. This Agreement (including its Exhibits) constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter including, without limitation, that certain Letter of Intent, dated August 10, 2004.

9.10 Amendments and Waivers. This Agreement may be amended or terminated and the observance of any term of this Agreement may be waived with respect to all parties to this Agreement (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Purchaser. Notwithstanding the foregoing, no amendment to Section 4 of this Agreement (“Representations of Founders”) shall be effective as to any Founder who has not consented in writing to such amendment. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

9.11 Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

9.12 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

9.13 Section Headings and References. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties. Any reference in this agreement to a particular section or subsection shall refer to a section or subsection of this Agreement, unless specified otherwise.

Executed as of the date first written above.

COMPANY:

INTERNATIONAL BUSINESS ASSOCIATES, LTD.

By:

FOUNDERS:

John Kean, Jr.
Address:
40 Mountain Top Road
Bernardsville, NJ 07924

Stanley J. Brownell
Address:
P.O. Box 314
18 Old Turnpike Road
Oldwich, NJ 08858

PURCHASER:

INTERNATIONAL BUSINESS ASSOCIATES HOLDING CO., LTD.

Mikel D. Faulkner
President and Chief Executive Officer